AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 19, 2002

America First Real Estate Investment Partners, L.P.
(Exact name of registrant as specified
in its Agreement of Limited Partnership)

Delaware 39-1965590
(State or other jurisdiction of (I.R.S. Employer
incorporation or organization) Identification No.)

Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102
(Address of principal executive offices) (Zip Code)

(402) 444-1630
(Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

On September 19, 2002, America First Real Estate Investment Partners, L.P., a Delaware limited partnership, (the "Company"), acquired a 216 unit multifamily housing property located in Tampa, Florida and known as The Lakes Of Northdale Apartments (the "Property") from Altman Development Corporation (the "Seller"). The Company paid a total of $12,355,386 for the Property, including acquisition costs of $152,536. The purchase price was determined in arm's length negotiations. The acquisition of the Property was financed with the Company's available cash and the assumption of $9,610,000 in bonds payable. The bonds payable bear interest at a floating rate and mature May 15, 2012. The Company knows of no material relationship between the Seller and the Company or any of its affiliates, directors or officers or any associate of any of its directors or officers. The Company intends to continue renting the Property as multifamily housing.

Item 7. Financial Statements and Exhibits

To be filed as an amendment

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By America First Real Estate
Investment Partners, L.P.

By America First Capital
Source I, L.L.C., General
Partner of the Company

By /s/ Mark Hiatt
Mark Hiatt,
Vice President, Secretary
and Treasurer

Date: September 25, 2002